Exhibit 99.1

Thursday, February 9, 2006

JOINT PRESS RELEASE

             NORDIAG AND TRANSGENOMIC ENTER INTO EXCLUSIVE EUROPEAN
                          LICENSE AND SUPPLY AGREEMENT

TRANSGENOMIC PLATFORM COMBINES WITH NORDIAG DIAGNOSTIC TEST IN FIGHT AGAINST COLORECTAL AND PANCREATIC CANCER

New York, Feb. 9, 2006 -- NorDiag ASA (OSE:NORD) and Transgenomic Inc. (Nasdaq:TBIO) announced today that they have entered into an exclusive license and supply agreement which will unite the two companies' technologies in the fight against colorectal and pancreatic cancer. Transgenomic has granted NorDiag exclusive European commercial rights to use its proprietary WAVE(R) System and associated consumables to perform molecular diagnostic testing for the detection of colorectal and pancreatic cancer from stool samples. NorDiag, in return, will pay a licensing fee and has committed to certain minimum annual purchases.

NorDiag successfully employs the WAVE System in its Genefec(TM) test, which can detect mutations associated with early development of gastrointestinal cancers such as colorectal cancer (CRC). CRC is the second most common cause of cancer mortality, and early detection has been shown to significantly improve patients' long-term survival prospects. Transgenomic's platform is integral to the automation of the Genefec test and the optimization of its sensitivity.

Commenting on the agreement, Christian Horn, CEO of NorDiag, said, "The exclusive European license to Transgenomic's proven technology, which has been adopted in medical centers and research institutions spanning more than 35 countries, will further strengthen NorDiag's position as an emerging European leader in molecular diagnostic testing. Following our initial success in the Scandinavian market, we are preparing to introduce Genefec to additional European markets. Transgenomic's WAVE System is an important component in the automation and standardization of Genefec testing. In addition, the structured supply agreement with Transgenomic should provide a safeguard to the level of service that we provide to our customers."

Collin D'Silva, CEO of Transgenomic, added, "We are pleased that NorDiag has identified our WAVE System as the platform of choice for their novel Genefec test. NorDiag's proprietary sample preparation methods are an excellent complement to our high-sensitivity mutation detection technology. We believe this test offers significant benefit to patients, and that the success of the WAVE System in this setting demonstrates its potential application in a variety of related areas."

ABOUT NORDIAG ASA

NorDiag is a biotechnology company aiming to reduce mortality and treatment costs through detection of common cancers at the early, curable phases of cancer development. Early cancer detection brings the dual benefits of better patient outcomes and reduced healthcare costs. Currently NorDiag focuses on colorectal cancer through their product Genefec, a DNA based test available as a clinical diagnostic test in Norway and Sweden. NorDiag has substantial know how in the field of genetics and the extraction of human DNA from faeces. The Company's operations are subject to patent protection, both through its own applications and through in-licensed rights to applicable patents. NorDiag has its offices in Bergen, Norway, and London, UK. For more information, please consult the Company's web pages at www.nordiag.no.

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ABOUT TRANSGENOMIC

Transgenomic is a global company that provides versatile and innovative products and services to the medical research and pharmaceutical markets. Transgenomic's WAVE Systems are specifically designed for use in genetic variation detection. They have broad applicability to genetic research and molecular diagnostics. The emerging pursuit of personalized medicine is driving the ongoing need to detect new, uncharacterized mutations and genetic polymorphisms. The high analytical sensitivity of the WAVE System makes it a uniquely enabling technology for the advancement of personalized medicine. To date there have been over one thousand systems installed in over 30 countries around the world. In addition to the sale of systems and consumables Transgenomic provides services to pharmaceutical and biopharmaceutical companies in preclinical and clinical development of targeted therapeutics. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

NORDIAG CAUTIONARY STATEMENTS

This press release includes forward-looking statements regarding NorDiag, including projections and expectations which involve risk and uncertainty. Such statements are included without any guarantee as to their future realization. Although NorDiag believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such projections will be fulfilled. Any such forward-looking statements must be considered along with knowledge that actual events or results may vary materially from such predictions due to, among other things, political, economic, financial or legal changes in the markets in which NorDiag does business, and competitive developments or risks inherent to the Company's operations. Many of these factors are beyond NorDiag's ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. The Company does not intend, and does not assume any obligation, to update the forward-looking statements included in this Press Release as of any date subsequent to the date hereof.

TRANSGENOMIC CAUTIONARY STATEMENTS

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the company's technology to be used in the development of cancer diagnostics. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

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INVESTOR CONTACTS:

NORDIAG

         Christian Horn
         NorDiag ASA
         +47 90 16 31 5300
         christian@nordiag.no

TRANSGENOMIC

         Phil Eastlake
         Transgenomic, Ltd.
         +44 1670 706 134
         peastlake@transgenomic.com

         Robert J. Pogulis, Ph.D.
         Transgenomic, Inc.
         1-845-782-9617
         rpogulis@transgenomic.com